EXHIBIT 99.1
NEWS RELEASE
For Immediate Release
Contacts: Howard Kaminsky, Chief Financial Officer
                                                                                                                                (818) 949-5300 ext. 5728
Leigh Parrish, FD
(212) 850-5651
                                                                                                                                Stephanie Rich, FD
(212) 850-5706

SPORT CHALET REPORTS FIRST QUARTER FISCAL 2010 RESULTS

Los Angeles, California – (August 5, 2009) – Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced financial results for its first quarter ended June 28, 2009.

First Quarter Results
Sales decreased 8.9% to $79.4 million for the first quarter of fiscal 2010 from $87.1 million for the first quarter of fiscal 2009.  Four new stores not included in same store sales contributed $4.0 million in sales for the quarter while same store sales decreased 14.7%. Same store sales were negatively impacted primarily by continued weak macro economic conditions.

For the first quarter of fiscal 2010, the Company achieved EBITDA of $1.1 million compared to the minimum requirement of a negative $1.2 million EBITDA contained in the Company’s current bank loan agreement.  The $2.3 million achieved above the minimum EBITDA requirement in the first quarter of fiscal 2010 can be used to offset any future shortfalls during the remainder of fiscal 2010.

Craig Levra, Chairman and CEO of Sport Chalet, stated, “We continue to closely manage our business as we navigate this challenging economic climate.  We are pleased with the progress we have made to date with the initiatives implemented in the last year which were outlined in our press release dated June 29, 2009.  These initiatives, which are designed to lower our operating cost and enhance our execution, include:

▪	amending our loan agreement;
▪	improving inventory management;
▪	renegotiating lease terms and agreements;
▪	reducing expenses;
▪	launching an enhanced ECommerce website; and
▪	improving and expanding our customer relationship management initiative.

We remain focused on strengthening our balance sheet, improving our cash flow and reducing our leverage, despite ongoing pressure on our top line.  Importantly, our commitment to offering a great product selection and “expert” advice remains uncompromised.  We are confident that we are taking the right steps in the near-term and, as we continue to execute our plan, we will be better positioned for positive results in the future.”

Gross profit as a percent of sales increased to 26.4% for the first quarter of fiscal 2010 from 26.1% for the first quarter of fiscal 2009.  Selling, general and administrative expenses as a percent of sales decreased to 25.1% from 29.8% in the same period last year, primarily due to cost containment initiatives which resulted in savings of $7.1 million from decreases in salaries, advertising, professional fees, repairs and maintenance.

Net loss for the first quarter of fiscal 2010 was $3.0 million, or $0.21 per diluted share, compared to a net loss of $4.5 million, or $0.32 per diluted share, for the first quarter of fiscal 2009.  The net loss for the first quarter of fiscal 2010 did not reflect any net tax benefit (because of tax valuation allowances), while the first quarter of fiscal 2009 reflected a net tax benefit of $3.0 million, or $0.21 per share.  Without the tax benefit, the net loss for the first quarter of fiscal 2009 would have been $7.5 million, or $0.53 per share.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada, Arizona and Utah.  The Company offers over 50 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 55 locations.  The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including any statement concerning the Company’s prospects or its ability to identify and implement opportunities to improve its results of operations or prospects.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the negative effect of the economic downturn on the Company’s sales, limitations on borrowing under the Company’s bank credit facility, the Company’s ability to reduce an adequate amount of operating expenses and control costs, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas.  These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

Discussion Regarding Non-GAAP Financial Disclosures
This release provides information about EBITDA as defined in the Company’s current bank loan agreement.  This non-GAAP measure of liquidity is included in this release solely to provide information concerning the Company’s performance relative to benchmarks contained in the bank loan agreement.

 SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	June 28, 2009	June 29, 2008
	(in thousands, except per share amounts)
Net sales	$79,403	$87,120
Cost of goods sold, buying and
occupancy costs	58,413	64,412
Gross profit	20,990	22,708

Selling, general and
administrative expenses	19,937	25,969
Depreciation and amortization	3,456	3,611
Loss from operations	(2,403)	(6,872)

Interest expense	581	657
Loss before taxes	(2,984)	(7,529)

Income tax benefit	-	(3,003)
Net loss	$(2,984)	$(4,526)

Loss per share:
Basic	$(0.21)	$(0.32)
Diluted	$(0.21)	$(0.32)

Weighted average number of
common shares outstanding:
Basic	14,123	14,123
Diluted	14,123	14,123

SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28,	March 29,
	2009	2009
	(Unaudited)
Assets	(in thousands, except share amounts)
Current assets:
Cash and cash equivalents	$290	$290
Accounts receivable, net	2,724	1,434
Merchandise inventories	99,704	88,431
Prepaid expenses and other current assets	1,206	2,178
Income tax receivable	3	1,004
Total current assets	103,927	93,337

Fixed assets, net	54,470	57,718
Total assets	$158,397	$151,055

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$36,502	$31,083
Loan payable to bank	49,789	39,140
Salaries and wages payable	2,719	4,150
Other accrued expenses	15,364	19,379
Total current liabilities	104,374	93,752

Deferred rent	24,830	25,217
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000
Issued and outstanding shares – 12,359,990 at
June 28, 2009 and March 29, 2009	124	124
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – 1,763,321 at
June 28, 2009 and March 29, 2009	18	18
Additional paid-in capital	34,549	34,458
Accumulated deficit	(5,498)	(2,514)
Total stockholders’ equity	29,193	32,086
Total liabilities and stockholders’ equity	$158,397	$151,055

 SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	June 28, 2009	June 29, 2008
	(in thousands)
Operating activities
Net loss	$(2,984)	$(4,526)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	3,456	3,611
Share-based compensation	91	72
Deferred income taxes	-	(4,418)
Changes in operating assets and liabilities:
Accounts receivable	(1,290)	(1,149)
Merchandise inventories	(11,273)	(7,441)
Prepaid expenses and other current assets	972	1,128
Income tax receivable	1,001	1,405
Accounts payable	2,327	9,063
Salaries and wages payable	(1,431)	(1,430)
Other accrued expenses	(4,015)	4,510
Deferred rent	(387)	(188)
Net cash (used in) provided by operating activities	(13,533)	637

Investing activities
Purchase of fixed assets	(208)	(5,748)
Net cash used in investing activities	(208)	(5,748)

Financing activities
Proceeds from bank borrowing	99,405	30,121
Repayments of bank borrowing	(88,756)	(25,472)
Checks drawn in excess of cash balances	3,092	-
Tax benefit on employee stock options	-	10
Net cash provided by financing activities	13,741	4,659

Decrease in cash and cash equivalents	-	(452)
Cash and cash equivalents at beginning of period	290	3,894
Cash and cash equivalents at end of period	$290	$3,442

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-	$-
Interest	598	318